Exhibit 10.60

Loan Agreement

between

Beijing Sogou Technology Development Co., Ltd.

and

Wang Xiaochuan

September 26, 2010

This Loan Agreement (hereinafter referred to as the “Agreement”) is entered into by and between the following two parties on September 26, 2010:

Party A:	Beijing Sogou Technology Development Co., Ltd., Registered Address: Room 1, Level 9, Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing (hereinafter referred to as the “Lender”)

Party B:	Wang Xiaochuan, ID Card No: 510104197810031478, Address: Beijing Sogou Technology Development Co., Ltd., Registered Address: Room 1, Level 9, Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing (hereinafter referred to as the “Borrower”);

In this Agreement, Party A and Party B are referred to as the “parties” collectively or “a party” individually.

Whereas:

1	Party A is a wholly foreign-invested limited liability company incorporated and existing under laws of the People’s Republic of China.

2	Beijing Sogou Information Service Co., Ltd. is a domestic limited liability company incorporated and existing under laws of the People’s Republic of China (hereinafter referred to as “Sogou Information”).

3	Zhou Jing is a shareholder of Company A and holds 50% of stock equity of Company A.

4	On August 12, 2005, Zhou Jing and Beijing Sohu New Era Information Technology Co., Ltd. signed Loan and Equity Pledge Agreement, whereby Beijing Sohu New Era Information Technology Co., Ltd. provided a loan of RMB10million to Zhou Jing (hereinafter referred to as “Original Capital Contribution of Zhou Jing”), which Zhou Jing used to inject into Sogou Technology for acquiring the aforesaid 50% of shareholding, and Zhou Jing pledged its shareholding in Sogou Technology as guarantee for its performance of the loan payment obligation.

5	On September 26, 2010, Zhou Jing and the Borrower signed a Share Transfer Agreement, whereby Zhou Jing assigned its 50% shareholding in Sogou Information to the Borrower for the consideration of Original Capital Contribution of Zhou Jing.

6	In order for performance of the obligation of payment of the consideration under the Share Transfer Agreement, the Borrower and the Lender enter into this Agreement, whereby the Lender will grant a loan to the Borrower.

7	The Lender, the Borrower and other shareholders of Sogou Information respectively enter into Equity Pledge Agreement on the date of execution of this Agreement.

8	The Lender, the Borrower, Sogou Information and its other shareholders sign an Exclusive Purchase Option Agreement and a Business Operation Agreement on the date of execution of this Agreement.

Through friendly negotiation and on the principle of equality and mutual benefit, both parties hereby enter into the following agreement for mutual performance:

I. Loan

1.	Grant of Loan

The Borrower applies for a loan from the Lender. The Lender agrees to grant the loan to the Borrower in pursuance of the provisions herein, the amount of the Loan is RMB 10million, and the Loan is used to pay the consideration payable by the Borrower under the Share Transfer Agreement.

2.	Term of Loan

The term of the Loan is ten years from the date of grant of the Loan. If the Borrower remains unable to pay the Loan as per the terms set forth in Paragraph 4 of Article I hereof on expiration of the term of the Loan due to restrictions of applicable laws, the term of the Loan shall be automatically extended until applicable laws permit and the Lender agrees to accept the Borrower’s payment of the Loan as per the terms stipulated in Paragraph 4 of Article I hereof.

The Borrower shall not request early payment of the Loan unless as per the provisions in Paragraph 5 of Article I hereof.

3.	Use of Loan

The Borrower hereby agrees and warrants that it will use the Loan only for the purpose of paying the consideration payable by it under the Share Transfer Agreement. Without the prior written consent of the Lender, the Borrower shall not use the said Loan for any other purpose, and not assign, pledge or mortgage its shareholding or other rights and interests it holds in Sogou Information to the Lender or to any party other than the third party designated by the Lender.

4.	Terms of Repayment of Loan

As long as permitted by Chinese laws, the Borrower shall pay the Loan by transferring the Borrower’s shareholding in Sogou Information to the Lender or to the third party designated by the Lender on the date of maturity of the Loan.

After completion of the share transfer to the Lender or the third party designated by the Lender, the Borrower will no longer bear the payment obligation hereunder.

5.	Early Repayment of Loan

Once any of the following events occurs within the term of the Loan or the extended term thereof, and as requested by the Lender in writing, the Borrower shall be obliged to immediately pay the Loan early in full amount as per the terms set forth in Paragraph 4 of Article I hereof.

(a)	The Borrower dies or becomes a person without capacity of civil conduct or with limited capacity of civil conduct.

(b)	The Borrower breaches the obligations set forth herein or the statements and warranties in Article IV.

(c)	The Borrower leaves, is suspended from office, resigns from or is dismissed by the Lender or the Lender’s affiliated company.

(d)	The Borrower transfers the stock equity it holds in the Lender or the Lender’s affiliated company to any third party other than the parties hereto without the Lender’s consent.

(e)	The Borrower commits any crime or is involved in any criminal activity.

(f)	The Borrower is sentenced to bear indemnities exceeding one hundred thousand RMB yuan or any third party other than the parties hereto claims against the Borrower for indemnities beyond one hundred thousand RMB yuan.

(g)	According to applicable laws, wholly foreign-invested ventures are allowed to conduct the business of offering value-added telecommunication services and the authorities in charge begin to review and approve applications for such business.

.According to the Exclusive Purchase Option Agreement, the Lender has the right but is not obliged to purchase at any time or appoint any other natural person, corporation or unincorporated entity other than the parties hereto to purchase all or a part of the stock equity that the Borrower holds in Company A (hereinafter referred to as the “Purchased Stock equity”). Once the Lender gives the notice of exercising the right, the Borrower shall immediately transfer the Purchased Stock equity it owns in Sogou Information to the Lender or the other natural person or entity appointed by the Lender as instructed by the exercise notice. Both parties hereby agree and acknowledge that, as long as permitted by applicable laws, the Borrower shall, after it completes the transfer of the Purchased Stock equity to the Lender or the Lender’s appointed natural person or entity, be deemed as having paid the Loan to the Lender in the amount equal to the corresponding percent of the original capital contribution that the Borrower has used to acquire the Purchased Stock equity (hereinafter referred to as the “Paid Portion of the Loan”), and the Borrower shall be deemed as no longer bearing the payment obligation hereunder with regard to the Paid Portion of the Loan. If the Purchased Stock equity is a part of the equity that the Borrower holds in Company, the Borrower shall continue to pay the rest amount of the Loan as per the provisions of Paragraph 4 of Article I hereof.

6.	Interest

Both parties hereby agree and acknowledge that, unless otherwise agreed herein, the Loan hereunder shall be free of interest. Nevertheless, when Party B needs to assign the equity to Party A or to the person designated by Party A due to maturity of the Loan or because of the Lender’s exercise of its rights under the Exclusive Purchase Option Agreement, and if the actual share transfer price (including the amount deemed as the “Paid Portion of the Loan” after the Borrower’s transfer of stock equity as per Paragraph 5 of Article I hereof as result of the Lender’s exercise of the exclusive Purchase Option) is higher than the principal of the Borrower’s loan with regard to the transferred stock equity, the portion of the proceeds receivable by the Borrower from transfer of the stock equity that is in excess of the loan principal shall, to the extent permitted by law, be regarded as interest of the Loan or cost of funds use, and shall be paid to the Lender along with the principal of the Loan.

II. Assignment of Agreement

Without the prior written consent of the Lender, the Borrower shall not assign any of its rights and/or obligations hereunder to any third party, while the Lender, after giving a notice to the Borrower, shall have the right to assign any of its rights and/or obligations hereunder to the third party appointed by it.

III. Equity Pledge

In order for proper performance of the obligations hereunder, the Lender and the Borrower enter into a Equity Pledge Agreement, whereby the Borrower places in pledge the stock equity it holds in Sogou Information and all other rights associated with the shareholding.

IV. Representations and Warranties

1.	The Borrower is a Chinese citizen with full capacity of conduct and has full and independent legal standing and capacity to execute, deliver and perform this Agreement, and can independently act as a party of legal actions.

2.	The Borrower undertakes not to assign, pledge or mortgage the stock equity or other rights and interests it holds in Sogou Information to any party other than the Lender or the Lender’s designated third party without the written consent of the Lender.

3.	In order to guarantee stability of the value of the stock equity of Company A that the Borrower uses to pay the Loan, the Borrower must ensure normal operation of Sogou Information, perform the Business Operation Agreement it has signed with the Lender and the Power of Attorney attached thereto, and authorize the Lender and the third party appointed by the Lender to exercise, on behalf of the Borrower, all rights that the Borrower enjoys as a shareholder of Sogou Information.

V. Responsibility for Defaults

1.	Unless otherwise stated herein, a party hereto shall be deemed as in default of this Agreement if and to the extent that it fails to fully perform or suspends performance of its obligations hereunder and fails to correct the said act within thirty days from receipt of the other party’s notice, or if the representations and warranties it has made hereunder are untrue.

2.	If either party breaches this Agreement or any representation or warranty it has made herein, the other party may give a written notice to the defaulting party, requesting it to correct the default within ten days from receipt of the notice, take appropriate measures to prevent in a timely manner the occurrence of detrimental consequences, and continue performance of this Agreement.

3.	If the defaulting party is unable to correct its default within ten days upon receipt of the notice as set forth hereinabove, the other party shall have the right to request the defaulting party to indemnify any and all expenses, liabilities or losses suffered by the other parties as result of the default (including but not limited to interest and attorney’s fee paid or lost as result of the default).

VI. Taxes

1.	The Lender shall bear the taxes incurred by both parties during performance of this Agreement.

2.	The Lender shall fully reimburse the taxes paid by the Borrower during its performance of the Share Transfer Agreement with Zhou Jing.

VII. Confidentiality Clause

1.	Both parties agree to endeavor to take all reasonable measures to keep in confidence the execution, terms and conditions as well as performance of this Agreement, and the confidential data and information of any party that another party may know or access during performance of this Agreement (hereinafter referred to as “Confidential Information”), and shall not disclose, make available or assign such Confidential Information to any third party without the prior written consent of the party providing the information

2.	The above restriction is not applicable to:

(a)	information that has already become generally available to the public at the time of disclosure;

(b)	information that, after the time of disclosure, has become generally available to the public not because of the fault of either party hereto ;

(c)	information that any party hereto can prove that it has already possessed before the time of disclosure and that has not been directly or indirectly acquired from any other party hereto; and

(d)	the foregoing Confidential Information that any party hereto is obliged to disclose to relevant governmental authorities or stock exchanges, among others, as required by law, or that any party hereto discloses to its direct legal counsels and financial advisors as needed during its due course of business.

3.	The parties agree that this clause will continue to remain valid and effective regardless of any alteration, cancellation or termination of this Agreement.

VIII. Effectiveness

1.	This Agreement shall take effect after being affixed with the company seal of Party A and signed by Party B and as of the first written date of execution.

IX. Governing Law and Settlement of Disputes

1.	Governing Law

The execution, effectiveness, performance, construction and interpretation of and the settlement of disputes over this Agreement shall be governed by Chinese laws.

2.	Arbitration

When any dispute occurs among the parties with regard to the interpretation and performance of any clauses herein, both parties shall seek settlement of the dispute through good-faith negotiation. If the parties cannot reach any agreement on settlement of the dispute within thirty (30) days after either sends to the other party the written notice requesting resolution through negotiation, either party hereto may refer the dispute to China International Economic and Trade Arbitration Commission for determination according to the arbitration rules of the said Commission as then prevailing. Arbitration shall occur in Beijing and the language of arbitration shall be Chinese. The arbitration ruling shall be final and binding upon all of the parties. This clause shall survive regardless of termination or cancellation of this Agreement.

X. Force Majeure

1.	Force majeure shall refer to all events that are uncontrollable and unforeseeable by a party hereto or that are inevitable even if foreseeable and prevent that party from performing or from fully performing the obligations hereunder. Such events include, without limitation to, any strikes, factory closedowns, explosions, marine perils, natural disasters or acts of public enemy, fire, floods, destructive activities, accidents, wars, riots, rebellions and any other similar events

2.	If a force majeure event occurs and prevents the affected party from performing any obligation hereunder, the obligation so prevented shall be suspended throughout the duration of the force majeure event and the date of performance of the obligation shall be automatically extended to the date of completion of the force majeure event, and the party so prevented from performing the obligation shall not be subject to any punishment.

3.	The party encountering a force majeure event shall immediately give a written notice to the other parties, and deliver appropriate proof of the occurrence and duration of the force majeure event. The party encountering a force majeure event shall also make any and all reasonable efforts to terminate the force majeure event.

4.	Once a force majeure event occurs, the parties shall immediately negotiate to find an equitable solution, and shall also make any and all reasonable efforts to minimize the consequences of the force majeure event.

5.	If a force majeure event lasts for over ninety (90) days and the parties cannot reach any agreement on an equitable solution, any party shall then have the right to terminate this Agreement. Upon termination of the Agreement as per the foregoing provision, no further rights or obligations will accrue to any of the parties, provided that the rights and obligations of each party that already accrue as of the date of termination of this Agreement shall not be affected by the termination.

XI. Miscellaneous

1.	Entire Agreement

Both parties hereby acknowledge that this Agreement is the equitable and reasonable agreement reached by and between them on the basis of equality and mutual benefit. In the event of any inconsistence, this Agreement shall prevail over all discussions, negotiations and written covenants reached between the parties with regard to the subject matter hereof prior to execution of this Agreement. Any and all amendments, additions or changes to this Agreement shall be made in writing and shall take effect as of the first written date of execution only if stamped by Party A and signed by Party B.

2.	Notices

Notices or other correspondence to that any party hereto shall give as required by this Agreement shall be made in writing and in Chinese and delivered by person (including express mail service) or by registered airmail. All notices and correspondence shall be sent to the following addresses unless any otherwise address has been informed by written notification:

The Lender: Beijing Sogou Technology Development Co., Ltd.
Address:	Room 1, Level 9, Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing
Postcode: 100084

The Borrower: Wang Xiaochuan
Address:	Level 9, Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing
Postcode: 100084

3.	Service of Notices

Notices and correspondence shall be deemed as being served as per the following terms:

i.	If delivered by person (including by express mail service): on the date of sign-in by the receiving party.

ii.	If delivered by registered mail: on the 3rd day from the date of receipt issued by the post office.

4.	Severity of Agreement

Without affecting other terms and conditions of this Agreement, if any provision or part of this Agreement is held invalid, unlawful or unenforceable according to Chinese laws or is against public interest, the effectiveness, validity and enforceability of the terms and conditions in all other parts of the Agreement shall not be affected and impaired in any way. Both parties shall negotiate in good faith to discuss and determine a clause to satisfaction of both parties in order to replace the invalid provision

5.	Successors and Assignees

This Agreement shall be equally binding upon each party’s lawful successors and assignees.

6.	Waivers

Either party’s failure or delay in exercising any of its rights hereunder shall not be regarded as its waiver of the right or single exercise of any right shall not prevent future exercise of any other right.

7.	Language and Counterparts

This Agreement is executed in Chinese in THREE identical copies, of which Party A holds TWO and Party B keeps ONE, and all enjoy equal legal effectiveness.

(There is no text hereinafter. Followed is the signing page)

(This page contains no text and is the signing page of the Loan Agreement)

The Lender:

Signature:
Authorized Representative:

The Borrower:

Signature: